Exhibit 99.3

EXECUTION VERSION

ISSUER ACKNOWLEDGEMENT LETTER

THIS DEED is made on 10 September 2021

BETWEEN

21VIANET GROUP, INC., an exempted company incorporated with limited liability under the laws of the Cayman Islands with company number 232198 and its registered office at Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the “Issuer”); and

BOLD ALLY (CAYMAN) LIMITED (the “Lender”).

IT IS AGREED

1.	INTRODUCTION

1.1	The Issuer understands that:

(a)	GenTao Capital Limited, a BVI business company with company number 1759132 incorporated with limited liability under the laws of the British Virgin Islands and with registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (the “Borrower”) has entered or will enter into one or more margin loan agreements dated on or around the date of this Deed with, among others, the Lender (as may be further amended and/or restated from time to time, each a “Facility Agreement” and collectively, the “Facility Agreements”);

(b)	each of Beacon Capital Group Inc. (a BVI business company with company number 469757) (“Beacon”), Fast Horse Technology Limited (a BVI business company with company number 368150) (“Fast Horse”), Sunrise Corporation Holding Ltd. (a BVI business company with company number 1622848) (“Sunrise”, together with the Borrower, Beacon and Fast Horse, the “Corporate Obligors”) and Chen Sheng has granted or will grant a guarantee to the Lender to guarantee the Borrower's obligations under the Facility Agreements;

(c)	as security for the Borrower's obligations and liabilities under the Facility Agreements, each Corporate Obligor has granted or will grant a security interest in favour of the Lender pursuant to a Cayman law governed equitable share mortgage between each Corporate Obligor and the Lender (together the “Cayman Share Mortgages”) over the Class A ordinary shares (the “Initial Pledged Class A Shares”) and/or Class B ordinary shares (the “Initial Pledged Class B Shares”) registered in each Corporate Obligor's name on the register of members of the Issuer (the “Register”) set out below, and such other Class A ordinary shares in the Issuer (the “Additional Pledged Class A Shares”) and/or Class B ordinary shares in the Issuer (the “Additional Pledged Class B Shares”) and owned by that Corporate Obligor which become subject to the security created pursuant to the terms of any Cayman Share Mortgage from time to time (the Additional Pledged Class A Shares, the Additional Pledged Class B Shares, the Initial Pledged Class A Shares and the Initial Pledged Class B Shares are collectively referred to as the “Pledged Shares”):

Corporate Obligor	Number of Class A ordinary shares mortgaged as at the date of this Deed	Share certificate number (representing the Class A ordinary shares mortgaged as at the date of this Deed)	Number of Class B ordinary shares mortgaged as at the date of this Deed	Share certificate number (representing the Class B ordinary shares mortgaged as at the date of this Deed)
Borrower	31,835,635	OA-264	0	N/A
Beacon	0	N/A	0	N/A
Fast Horse	0	N/A	19,670,117	OB-033 and OB-037
Sunrise	0	N/A	8,087,875	OB-063

(d)	as security for the Borrower's obligations and liabilities under the Facility Agreements, the Borrower will, if the Lender requests pursuant to the Facility Agreements, be required to grant a security interest in favour of the Lender pursuant to a pledge and security agreement between the Borrower and the Lender, or such other form not prohibited by the Depositary (as defined below) (the “RADS Pledge”, together with the Cayman Share Mortgages and the Facility Agreements, the “Transaction Documents”) over any Restricted ADSs (as defined in the RADS Letter Agreement (as defined below)) converted from all or part of the Pledged Shares pursuant to the Facility Agreements, and such other Restricted ADSs owned by the Borrower which (to the extent not prohibited by the Depositary) become subject to the security created pursuant to the Transaction Documents from time to time.

2.	ISSUER’S ACKNOWLEDGEMENTS AND UNDERTAKINGS

2.1	Constitutional documents:

(a)	The Issuer confirms to the Lender that:

(i)	the Transaction Documents or any of the documents referred to therein or the transactions contemplated thereunder; and

(ii)	the security interest created over the Pledged Shares under each Cayman Share Mortgage, the security interest to be created over the Restricted ADSs (upon conversion of any Pledged Shares) under the RADS Pledge, and any action by the Lender with respect to the enforcement of the Pledged Shares or the Restricted ADSs (including any conversion of the Pledged Shares in the form of Class B ordinary shares in the Issuer to Class A ordinary shares in the Issuer, any deposit of the Pledged Shares into the ADS facility in exchange for the issuance of American depositary shares of the Issuer (“ADSs”), and any sale and/or transfer of the Pledged Shares and/or ADSs issued in exchange therefor, in each case, upon an enforcement of any or all of the Cayman Share Mortgages),

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do not and will not violate:

(A)	any of the Issuer's constitutional documents; or

(B)	any shareholders' agreement, voting agreement or other contract to which the Issuer is a party.

(C)	any corporate policy of the Issuer or other rules or regulations of the Issuer applicable to the Obligors, including the “Statement of Policies Governing Material Non-Public Information and the Prevention of Insider Trading” adopted by the Issuer (as set out in Schedule 1 to this Deed) (together with any amendment or variation thereto, the “Insider Trading Policy”).

(b)	The Issuer undertakes to Lender that:

(i)	until the Issuer is provided with a written notice from the Lender confirming that (A) the Secured Obligations (as defined in each Cayman Share Mortgage and/or the RADS Pledge) have been irrevocably and unconditionally paid and discharged in full or (B) each of the Cayman Share Mortgages and/or the RADS Pledge (as applicable) has otherwise been released or discharged by the Lender (the “Discharge Notice”), the Issuer shall not make any amendments to the Insider Trading Policy that are materially prejudicial to the interests of the Lender, subject to applicable laws and regulations; and

(ii)	subject to paragraph (i) above, it shall notify the Lender of any amendments to the Insider Trading Policy together with an accompanying copy of the most updated Insider Trading Policy incorporating the relevant amendments.

(c)	The Issuer confirms to the Lender that:

(i)	the Lender, solely in connection with the Transaction Documents and the transactions contemplated thereunder, is not subject to the Insider Trading Policy or any other insider trading, corporate or similar policy of the Issuer;

(ii)	each Corporate Obligor is subject to the Insider Trading Policy;

(iii)	as of the date hereof, the Issuer has not designated, and does not presently have any intention to designate, any “limited trading period” as described in the Insider Trading Policy; and

(iv)	the Compliance Officer of the Issuer has granted each Corporate Obligor consent for the entry into and the performance by that Corporate Obligor of the Transaction Documents in accordance with the Insider Trading Policy.

2.2	No objection to transaction: The Issuer confirms to the Lender that it does not have any objections to the entry into and the performance by each Corporate Obligor of, and the transaction contemplated by the Transaction Documents, including:

(a)	the creation of security over the Pledged Shares under the Cayman Share Mortgages;

(b)	the conversion of any Pledged Shares to Restricted ADSs;

(c)	the creation of security over the Restricted ADSs (upon conversion of any Pledged Shares) under the RADS Pledge; and

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(d)	any sale and/or transfer of the Pledged Shares and/or conversion of the Pledged Shares in the form of Class B ordinary shares in the Issuer to Class A ordinary shares in the Issuer and/or the conversion of the Pledged Shares in the form of Class A ordinary shares in the Issuer to ADSs upon an enforcement of all or any of the Cayman Share Mortgages.

2.3	Current public information: The Issuer confirms to the Lender that it has (i) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the preceding 12 months, and (ii) been subject to such filing requirements for the past 90 days.

2.4	Facilitate conversion of Class B ordinary shares to Class A ordinary shares: At any time upon receipt of any form executed by a Corporate Obligor under which that Corporate Obligor elects to convert any Class B ordinary shares in the Issuer (which are Pledged Shares) to Class A ordinary shares in the Issuer (together with the relevant original share certificates for these Class B ordinary shares in the Issuer to be so converted) (i) pursuant to clause 19.1(b)(i) of the Facility Agreements or (ii) in the event that the Lender notifies the Issuer that the security created over the Pledged Shares has become enforceable, the Issuer shall use its best efforts to promptly do all such acts and/or execute all such documents instructed by that Corporate Obligor and/or the Lender (as applicable) in accordance with the Transaction Documents in order to:

(a)	effect such conversion of Class B ordinary shares in the Issuer to Class A ordinary shares in the Issuer (such converted shares being the "Converted Shares");

(b)	issue a new share certificate representing the Converted Shares, registered (in the case of (i) above) in the name of the relevant Corporate Obligor or (in the case of (ii) above) in the name of the Lender (or its nominee) or otherwise in accordance with its instructions, and deliver such new share certificate directly to the Lender or to its order;

(c)	update the register of members of the Issuer showing (in the case of (i) above) the relevant Corporate Obligor or (in the case of (ii) above) the Lender (or its nominee) or otherwise in accordance with its instructions, as the registered owner of the Converted Shares; and

(d)	make an annotation in the form approved by the Lender in the Register in respect of the Converted Shares.

2.5	Facilitate sale upon enforcement: Upon being notified by the Lender that the security created over the Pledged Shares or the Restricted ADSs has become enforceable, the Issuer undertakes, to the extent permissible under applicable laws and regulations, including the Exchange Act and the Securities Act (as defined below) and all regulations promulgated thereunder:

(a)	to the Lender that, subject to compliance with applicable law, it will use its best efforts to promptly take such actions as the Lender determines is necessary to facilitate the exercise by the Lender of any rights or remedies pursuant to the Transaction Documents (including without limitation, to (i) effect any conversion of Class B ordinary shares in the Issuer to Class A ordinary shares in the Issuer, (ii) register and procure its share registrar, Maples Fund Services (Cayman) Limited (the “Cayman Share Registrar”) or its registered office provider, Maples Corporate Services Limited (the “Registered Office”) (as applicable, with such applicability being based on which of them holds the original Register) to register the transferee specified in the instrument of transfer as the registered holder of the Pledged Shares, (iii) issue and procure the Cayman Share Registrar or the Registered Office (as applicable) to issue share certificates representing the Pledged Shares in the name of such transferee and (iv) subject to the Lender’s compliance with all requirements by the Depositary and the applicable laws and regulations (and the Issuer shall promptly do all such acts and/or execute all such documents the Lender deems necessary or desirable for such compliance), remove all restrictive legends from the Pledged Shares and convert them into freely tradeable ADSs that are capable of being identified by a DTC-eligible CUSIP number and deliver requisite documents in connection with any sale or transfer of the Pledged Shares);

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(b)	subject to compliance with applicable laws and regulations, not to take any actions that would hinder or delay the exercise of any remedies of the Lender pursuant to the Cayman Share Mortgages and/or the Finance Documents (as defined in the Facility Agreements);

(c)	to enter into and to procure the Cayman Share Registrar and/or the Registered Office (as applicable, with such applicability being based on which of them holds the original Register) to enter into a registrar confirmation letter (the “Registrar Confirmation Letter”) among the Corporate Obligors, the Issuer, the Lender and the Cayman Share Registrar and/or the Registered Office (as applicable, with such applicability being based on which of them holds the original Register);

(d)	to promptly comply with its obligations and use commercially reasonable efforts to procure the Cayman Share Registrar and the Registered Office (as applicable, with such applicability being based on which of them holds the original Register) to promptly comply with their obligations under the Registrar Confirmation Letter;

(e)	to enter into a depositary confirmation letter (the “Depositary Confirmation Letter”) to be entered into among the Issuer, the Lender and the depositary of the Issuer's ADS facility, Citibank, N.A. (and any successor depositary of the Issuer's ADS facility, the “Depositary”) in form and substance satisfactory to the Lender promptly upon request by the Lender;

(f)	to promptly comply with its obligations and use commercially reasonable efforts to procure the Depositary to promptly comply with its obligations under the Depositary Confirmation Letter; and

(g)	not to replace the current depositary of the ADS facility of the Issuer, the current registered office provider, being as of the date of this Deed, Maples Corporate Services Limited, or the current share registrar of the Issuer, being as of the date of this Deed, Maples Fund Services (Cayman) Limited, without providing a two-week advance notice to the Lender, and upon any such replacement, to procure the relevant successor depositary, registered office provider and/or share registrar to enter into with the Lender an agreement on substantially the same terms as the Registrar Confirmation Letter or the Depositary Confirmation Letter, as applicable.

2.6	Facilitate conversion of Pledged Shares to Restricted ADSs: At any time upon receipt of any form executed by a Corporate Obligor under which that Corporate Obligor elects to convert any Class A ordinary shares in the Issuer (which are Pledged Shares) to Restricted ADSs (together with the relevant original share certificates for these Class A ordinary shares in the Issuer to be so converted) pursuant to paragraph (b) of clause 20.25 of the Facility Agreement, the Issuer shall use its best efforts to promptly do all such acts and/or execute all such documents instructed by that Corporate Obligor and/or the Lender (as applicable) in accordance with the Transaction Documents in order to:

(a)	effect such conversion of Class A ordinary shares in the Issuer to Restricted ADSs in the Issuer, registered in the name of the Lender for the benefit of the relevant Corporate Obligor; and

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(b)	facilitate the relevant Corporate Obligor to comply with its obligations under the RADS Pledge.

2.7	Other undertakings: The Issuer undertakes to Lender that, until the Issuer is provided with a Discharge Notice, subject to compliance with the requirements by the Depositary and applicable laws and regulations, the Issuer will refrain from exercising any discretion (whether pursuant to the constitutional documents of the Issuer or otherwise) to suspend the registration of transfer of its Class A ordinary shares, Class B ordinary shares and/or ADSs, without the prior written consent of the Lender.

2.8	Lender not affiliate: The Issuer confirms to the Lender that it does not, on the date of this Deed consider the Lender to be an “affiliate” of the Issuer as such term is used in Rule 144 under U.S. Securities Act of 1933, as amended (the “Securities Act”), based solely on account of the creation of, and the rights and remedies in connection with, the Cayman Share Mortgages with respect to the Pledged Shares, and without taking into account any other right, remedy, arrangement, interest, acquisition, action or relationships of the Lender or any of its affiliates.

2.9	ADS Conversion Procedures: The Issuer confirms that the procedures for the conversion of the Pledged Shares for ADSs as set out in the “Procedures for Conversion of Class A Ordinary Shares into ADSs” dated March 9, 2021 of the Issuer (the “Conversion Procedures Memo”) and the Restricted ADSs/Affiliate Letter Agreement dated July 24, 2012 (the “RADS Letter Agreement”) (each as set out in Schedule 2 to this Deed) (together with any amendment or variation thereto, the “Issuer Standard Conversion Procedures”) have been adopted and agrees that:

(a)	until the Issuer is provided with a Discharge Notice from the Lender, the Issuer shall not make any amendments to the Issuer Standard Conversion Procedures that are materially prejudicial to the interests of the Lender, unless such amendments are required by the Depositary or applicable laws and regulations; and

(b)	subject to paragraph (a) above, it shall notify the Lender of any amendments to the Issuer Standard Conversion Procedures together with an accompanying copy of the most updated Issuer Standard Conversion Procedures incorporating the relevant amendments.

2.10	Pre-signed documents: The Issuer undertakes to deliver to the Lender on or prior to the date of this Deed two originals, and on each date the Lender notifies the Issuer that a Top-Up Notice (as defined in each Cayman Share Mortgage) has been delivered by a Corporate Obligor, one additional original, of the following documents (the “Conversion Documents”):

(a)	confirmation letter in the form set out in Annex E of the Conversion Procedures Memo;

(b)	officer’s certificate in the form set out in Annex F of the Conversion Procedures Memo; and

(c)	issuer consent letter in the form set out in Annex G of the Conversion Procedures Memo,

each of which has been duly executed by a director of the Issuer in blank (with the date, name of the transferee and the number of shares left blank), and authorizes the Lender to (and the Lender shall be entitled to) complete, date and put into effect, under its power of attorney given in this Deed or otherwise, each such document, and deliver the signed, dated and completed Conversion Documents to the Cayman Share Registrar or the Registered Office (as applicable, with such applicability being based on which of them holds the original Register) and/or the Depositary to confirm the Issuer's instruction to the Cayman Share Registrar or the Registered Office (as applicable, with such applicability being based on which of them holds the original Register) and/or the Depositary to record the transfer any or all of the Pledged Shares to any person specified by the Lender (including the Lender, the Depositary or any of their nominees).

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The Issuer agrees and undertakes that it shall ensure that all original versions of the Conversion Documents which have been duly executed by a director of the Issuer in blank remain valid and properly authorised, provided that if any of such Conversion Documents is no longer in a form which is properly authorised by the Issuer or which would be validly accepted by its intended recipients (including, without limitation, where any signatory to such Conversion Document is no longer validly authorised to execute such document or has resigned after the date on which he/she signed the relevant Conversion Document), the Issuer shall promptly notify the Lender, and shall promptly, and in any event within two Business Days (as defined in the Facility Agreements) provide the Lender with a scanned copy of an updated version of such Conversion Document (and within ten Business Days provide the Conversion Document with such original copies) which has been duly executed by an authorised signatory of the Issuer in blank (with the date, name of the transferee and the number of shares left blank) in such form which is properly authorised by the Issuer and which can be validly accepted by its intended recipients.

2.11	Pre-Signed Share Certificates: The Issuer undertakes to:

(a)	on or prior to the date of this Deed, provide evidence satisfactory to the Lender that it has delivered to the Cayman Share Registrar or the Registered Office (as applicable, with such applicability being based on which of them holds the original Register) at least ten original share certificates of the Issuer duly executed in blank by its directors and (if required) sealed (“Pre-Signed Original Share Certificates”);

(b)	on each date the Lender notifies the Issuer that a Top-Up Notice (as defined in each Cayman Share Mortgage) has been delivered by a Corporate Obligor, deliver to the Cayman Share Registrar or the Registered Office (as applicable, with such applicability being based on which of them holds the original Register) one additional Pre-Signed Original Share Certificate; and

(c)	ensure at any time during the Security Period (as defined in each Cayman Share Mortgage) that at least two Pre-Signed Original Share Certificates are reserved by the Cayman Share Registrar or the Registered Office (as applicable, with such applicability being based on which of them holds the original Register) for transfer and conversion of the Pledged Shares for the benefit of the Lender.

2.12	Register of Members: The Issuer irrevocably undertakes that it shall provide the Lender with a certified extract of the Register evidencing the ownership status of the Pledged Shares upon written request made by the Lender.

2.13	Maintain sufficient F-6 headroom: Until the Issuer is provided with a Discharge Notice, the Issuer irrevocably undertakes:

(a)	that at all times when it has an effective F-6 Registration Statement in place, it will maintain sufficient headroom equal to at least the number of the Pledged Shares under the F-6 Registration Statement filed by the Issuer in accordance with the Securities Act; and

(b)	that it shall provide the Lender, within two Business Days of a request, a written response of the aggregate number of ADSs then outstanding and the aggregate number of ADSs that are then available for distribution under the latest F-6 Registration Statement filed by the Issuer in accordance with the Securities Act.

2.14	Pledged Shares: The Issuer confirms to the Lender that each Corporate Obligor has been the legal owner of the Pledged Shares at all times since the date they were acquired by that Corporate Obligor.

2.15	Further Assurance: The Issuer shall promptly execute and deliver such documents and perform such acts as may reasonably be required for the purpose of giving full effect to this Deed.

3.	MISCELLANEOUS

3.1	Counterparts: This Deed may be executed in any number of counterparts and all those counterparts taken together shall be deemed to constitute one and the same letter.

3.2	Execution: The parties to this Deed intend that this Deed takes effect as a deed notwithstanding the fact that the Lender may only execute it under hand.

3.3	Authority: The Issuer confirms that the undersigned director has the requisite power, approval and authority to enter into and perform, and has taken all necessary action (including approval by the directors of the Issuer) to authorize the entry into and performance of this Deed and any letter or confirmation or other document that is required to be delivered under or in connection with this Deed, in each case, on behalf of the Issuer.

3.4	Notice: Any notice required to be made to any party under this Deed may be made by e-mail to each of the respective persons indicated below (or, in each case, his or her successor if such party has notified the other party in writing of such succession), and such notice shall be deemed to have been received by the intended recipient at his or her e-mail address at the time at which such email was sent.

Issuer:

Address:	37/F, Tower 1, Metroplaza, 223, Hing Fong Road, Kwai Fong, New Territories, Hong Kong
Attention:	Tim Chen, Chief Financial Officer
Email:	tim.chen@21vianet.com

Lender:

Address:	Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands
Attention:	The directors
Email:	ops@aresssg.com; legal@aresssg.com

3.5	Third party rights: Unless expressly provided to the contrary in this Deed, a person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act, 2014 of the Cayman Islands to enforce or enjoy the benefit of any term of this Deed. Notwithstanding any terms of this Deed, the consent of any third party is not required for any variation (including any release or compromise of any liability under) or termination of this Deed.

3.6	Governing law: The terms set out in this Deed are governed by, and shall be construed in accordance with, the laws of the Cayman Islands. Each of the undersigned irrevocably agrees that the courts of the Cayman Islands shall have non-exclusive jurisdiction to hear and determine any claim, suit, action or proceeding, and to settle any disputes, which may arise out of or are in any way related to or in connection with this Deed, and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts.

[Remainder of Page Intentionally Blank]

IN WITNESS whereof this Deed has been executed as a deed and is delivered on the day and year first above written.

EXECUTED AS A DEED for an on behalf of	)
21VIANET GROUP, INC.	)
	)	/s/ Sheng Chen
in the presence of	)	Name: Sheng Chen
Title: Director

Signature of witness:	/s/ Hanze Zheng
Name of witness:	Hanze Zheng

Signature Page to the Margin Loan Issuer Acknowledgement Letter

For and on behalf of

BOLD ALLY (CAYMAN) LIMITED

By:	/S/ Isatou Smith

Name: Isatou Smith

Title: Authorised Signatory

Schedule 1

Insider Trading Policy

Schedule 2

Issuer Standard Conversion Procedures